EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (In Thousands Except Per Share Data)

                                                  1996       1995        1994
                                                  ----       ----        ----
EARNING PER COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARE:
  Income before extraordinary item               $11,887    $28,990    $ 4,215
                                                 =======    =======    =======
  Net Income                                     $10,501    $28,990    $ 4,215
                                                 =======    =======    =======
  Shares:
  Weighted average number of common
      shares outstanding                          18,523     17,751     17,599
  Weighted average number of additional
      shares issuable for common stock
      equivalents (a)                                977        260        120
                                                 -------    -------    -------
         Adjusted common shares                   19,500     18,011     17,719
                                                 =======    =======    =======

EARNINGS PER SHARE:
  Income before extraordinary item               $  0.61    $  1.61    $  0.24
                                                 =======    =======    =======
  Net Income                                     $  0.54    $  1.61    $  0.24
                                                 =======    =======    =======

EARNINGS PER COMMON SHARE ASSUMING
  FULL DILUTION:
  Income before extraordinary item               $11,887    $28,990    $ 4,215
                                                 =======    =======    =======
  Net Income                                     $10,501    $28,990    $ 4,215
                                                 =======    =======    =======
  Shares:
  Weighted average number of common
      shares outstanding                          18,523     17,751     17,599
  Additional shares issuable for all
      dilutive common stock equivalents (a)        1,053        340        120
                                                 -------    -------    -------
         Shares as adjusted for all dilutants     19,576     18,091     17,719
                                                 =======    =======    =======

EARNINGS PER SHARE:
  Income before extraordinary item               $  0.61    $  1.60    $  0.24
                                                 =======    =======    =======
  Net Income                                     $  0.54    $  1.60    $  0.24
                                                 =======    =======    =======


(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive common stock equivalents.